EXHIBIT 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of So Act Network, Inc. for the period ending September 30, 2009, I, Greg Halpern , Chief Executive Officer of So Act Network, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report of Form 10-Q for the period ending September 30, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ended  September 30, 2009, fairly represents in all material respects, the financial condition and results of operations of So Act Network, Inc.

Date: November 16, 2009

By: /s/ Greg Halpern
Greg Halpern Chief Executive Officer, Chief Financial Officer (Principal Accounting Officer) Director